UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 01/12/2006

SUPERTEX, INC.

(Exact name of registrant as specified in its charter)

California	0-12718	94-2328535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Bordeaux Drive, Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 408-222-8888

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 12, 2006, Registrant and Richard Siegel, Executive Vice President and a member of the Board of Directors of Registrant, entered into an agreement to be effective on January 19, 2006, unless Mr. Siegel were to rescind the agreement in the interim, which he did not do. Under this agreement, on its effective date, Mr. Siegel resigned his positions with Registrant, granted Registrant a release of all known and unknown claims, and was paid termination severance of $200,000.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2006, Richard Siegel submitted his resignation as a member of Registrant’s Board of Directors and the Board appointed Benedict Choy as a member of the Board to fill the position vacated by Mr. Siegel. Mr. Choy is a founder of Registrant and currently serves as Registrant’s Senior Vice President of Technology; he was formerly a member of the Board of Directors of Registrant. Mr. Siegel did not serve on any committees of Registrant’s Board of Directors and Mr. Choy is likewise not anticipated to serve on any committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertex, Inc
(Registrant)

Date: January 20, 2006	By	/s/ Henry C. Pao
	Name	Henry C. Pao
	Title	President and Chief Executive Officer